OPKO Health Acquires EirGen Pharma

•	Developer of High Potency Specialty Pharmaceutical Products

•	Rich Pipeline of Products

•	Products Currently on the Market in the U.S., Europe and Japan

•	Adds Sophisticated Pharmaceutical Manufacturing Facilities in Ireland

•	Co-Founded by Former IVAX Pharmaceuticals Executives

Miami, Florida – May 5, 2015 — OPKO Health, Inc. (NYSE:OPK) is pleased to announce the acquisition of EirGen Pharma, Ltd., a growing, profitable and cash flow positive specialty pharmaceutical company focused on the development and commercial supply of high potency, high barrier to entry, pharmaceutical products for sale in the U.S., Canada, Japan, Australia, most European countries, and more than 40 others around the world.

EirGen, based in Waterford, Ireland, was founded by two former executives of IVAX Pharmaceuticals, Tom Brennan and Patsy Carney. The company, situated in a state of the art high containment research and development, and manufacturing facility, is approved by the FDA, EMEA (European Health Authorities) and the PMDA (Japanese Health Authorities). High potency drugs such as those used for cancer chemotherapy are typically unsuitable for manufacture in normal multi-product facilities due to cross contamination risks.

To date, EirGen and its commercial partners have filed 10 product applications with the FDA and 5 each in Europe and Japan. EirGen has a strong research and development portfolio of over 20 niche, high barrier to entry drugs and, with access to additional capital that OPKO will provide, together with the benefits of Irish government programs to encourage research and development in Ireland, EirGen will rapidly expand its drug portfolio.

“EirGen Pharma is one of the leading developers and suppliers of high potency niche pharmaceutical products in the world,” said Phillip Frost, M.D. OPKO’s Chairman and CEO. “As FineTech, OPKO’s Israeli active pharmaceutical ingredient manufacturing subsidiary, is also focused on high potency drugs, an immediate business synergy is expected. EirGen also offers the significant benefit of potentially being able to manufacture OPKO’s current and future products in our own facilities, which we expect will result in even higher gross margins. The superb management, research and development, manufacturing and product distribution teams, along with state of the art facilities, together, will create an important, tax efficient base of operations for OPKO,” said Dr. Frost.

ABOUT OPKO HEALTH, INC.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies. For more information, visit http://www.opko.com.

SAFE HARBOR STATEMENT

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the expected benefits of the acquisition of EirGen, the expected synergies from the transaction, including whether EirGen will manufacture OPKO’s products in development, expectations about higher gross margins, expectations about the rapid expansion or EirGen’s drug portfolio, whether EirGen’s or OPKO’s products will be successful and contribute to improved margins, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by integration of EirGen, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

OPKO Health, Inc.

Contact:

Steve D. Rubin or Adam Logal, 305-575-4100